                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       AMERICAN PHYSICIAN PARTNERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                        AMERICAN PHYSICIAN PARTNERS, INC.

                                3600 Chase Tower
                                2200 Ross Avenue
                               Dallas, Texas 75201
                            Telephone (214) 303-2776

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1999

To the Stockholders of American Physician Partners, Inc.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Physician Partners, Inc., a Delaware corporation (the "Company"), will be held at 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201, on Wednesday, May 5, 1999, at 10:30 a.m., Dallas, Texas time, for the following purposes:

(1) To elect six (6) persons to serve as directors until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

(2) To amend the Company's Restated Certificate of Incorporation to authorize the Board of Directors to adopt, alter or amend the Company's Amended and Restated Bylaws.

(3) To amend the Company's 1996 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares.

(4) To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for fiscal year 1999.

(5) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 8, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on March 8, 1999 are entitled to notice of, and to vote at, such meeting. A complete list of stockholders entitled to vote at the meeting will be available for examination at 3600 Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201, for ten days prior to and during the meeting.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO FILL OUT, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

                                             BY ORDER OF THE BOARD OF DIRECTORS,




                                             /s/ Paul M. Jolas
                                             -----------------------------------
                                             Paul M. Jolas
                                             General Counsel, Senior Vice
                                             President and Secretary


Dallas, Texas
April 12, 1999

                        AMERICAN PHYSICIAN PARTNERS, INC.


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1999

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Physician Partners, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 5, 1999, at 10:30 a.m. (the "Annual Meeting") and at any and all adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201. The Company's phone number is (214) 303-2776. The approximate date on which this Proxy Statement, the accompanying proxy card and a copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998, including financial statements, are first being sent or given to stockholders is April 12, 1999.

RECORD DATE; OUTSTANDING SHARES

         Stockholders of record at the close of business on March 8, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. At the Record Date, 19,297,213 shares of the Company's Common Stock, par value $.0001 per share ("Common Stock") were issued and outstanding.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company (Paul M. Jolas) at or before the taking of the vote at the Annual Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Secretary of the Company, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

         Each share of Common Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the stockholders at the Annual Meeting.

         The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegraph or letter.

QUORUM; ABSTENTIONS, BROKER NON-VOTES


         The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matters.


         While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner.
Accordingly, abstentions will have the same effect as a vote against the proposal.


         Brokers who hold shares in street name for customers generally may not vote on certain matters unless they have received instructions from beneficial owners. Brokers who do not receive instructions, however, may vote on the election of directors and the proposal to ratify the appointment of the independent public accountants. As used herein, "broker non-votes" means the votes that could have been cast on other matters by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in this manner. Accordingly, a broker non-vote will not have any effect on the outcome of the voting on proposals other than the proposal to ratify the appointment of the independent public accountants.



         The affirmative vote of (i) a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect the directors,
(ii) the affirmative vote of at least a majority of the outstanding shares of Common Stock is required to approve the amendment to the Company's Restated Certificate of Incorporation and (iii) the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to approve the proposal to amend the Company's 1996 Stock Option Plan and ratify the appointment of Arthur Andersen LLP. Uninstructed shares held by brokers are entitled to vote on the appointment of Arthur Andersen LLP. Therefore, broker non-votes will have the effect of negative votes.
Abstentions will have the effect of negative votes on each of these matters.


         With regard to the election of directors, votes may be cast in favor or withheld; abstentions and broker non-votes will be excluded entirely from the vote and will have no effect.


                        PROPOSAL I: ELECTION OF DIRECTORS

NOMINEES

         The Company's Board of Directors (the "Board") currently consists of six persons. All six positions on the Board are to be elected at this meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Company's nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in favor of the nominees set forth below. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

         The names of the nominees and certain information about them, are set forth below.


                                                                                                   DIRECTOR
         NAME                                           AGE   CURRENT POSITION                      SINCE
         ----                                           ---   ----------------                     --------
         Less T. Chafen, M.D. (1) (4)...............    57    Director                              1997
         John W. Colloton (1) (3) (4)...............    68    Director                              1997
         John Pappajohn (1) (2) (4).................    70    Director                              1996
         Derace L. Schaffer, M.D. (1) (3)...........    51    Director                              1996
         Michael L. Sherman, M.D. (1) (2) (3) (5)...    56    Director                              1997
         Mark L. Wagar (1) (2)......................    47    Chairman of the Board, President,     1998
                                                              Chief Executive Officer and Director



(1)      Member of the Executive Committee of the Board

(2)      Member of the Acquisition Committee of the Board

(3) Member of the Compensation and Stock Plan Administration Committee of the Board

(4)      Member of the Audit Committee of the Board

(5) Dr. Sherman's consulting agreement with the Company provides that the Company will nominate Dr. Sherman for election at the 1998 and 1999 annual meetings of stockholders.

         Less T. Chafen, M.D. has been a director of the Company since the consummation of the IPO. Since 1978, Dr. Chafen has served as the Chairman of the Board and currently serves as President of PIC Medical Group, Inc., one of the initial radiology practices. Dr. Chafen is a board certified radiologist and nuclear medicine physician. Dr. Chafen received his M.D. from Loma Linda University and his B.A. in zoology and chemistry from Columbia Union College.


         John W. Colloton has been a director of the Company since June 1997. Mr. Colloton served as the Chief Executive Officer of the University of Iowa Hospitals and Clinics from 1971 to 1993, and since 1993, has been Vice President for Statewide Health Services at the University of Iowa. He also serves as a director of the following companies: Baxter International, Inc.; MidAmerican Energy, Inc.; Wellmark, Inc. (Blue Cross and Blue Shield of Iowa and South Dakota); and Iowa State Bank and Trust Company. Mr. Colloton is also a trustee of the University of Pennsylvania Medical Center. Mr. Colloton, who earned his M.A. in Hospital and Health Administration from the University of Iowa, has been elected to the Institute of Medicine of the National Academy of Sciences and has received Distinguished Service Awards from both the American Hospital Association and the Association of American Medical Colleges.


         John Pappajohn has been a director of the Company since its inception. Since 1969, Mr. Pappajohn has been the President and principal stockholder of Equity Dynamics, Inc., a financial consulting firm, and the sole owner of Pappajohn Capital Resources, a venture capital firm, both located in Des Moines, Iowa. He also serves as a director of the following public companies: Allion Healthcare, Inc.; PACE HealthManagement Systems, Inc.; Patient InfoSystems, Inc.; and MCI Informatics, Inc. Mr. Pappajohn received his Bachelors degree in business from the University of Iowa.


         Derace L. Schaffer, M.D. has been a director of the Company since its inception. Dr. Schaffer is President of Ide Imaging Group, P.C., one of the initial radiology practices, as well as the Lan Group, a venture capital firm. He also serves as a director of the following public companies: Allion Healthcare, Inc.; Oncor, Inc.; and Patient InfoSystems, Inc. He is also a director of several private companies, including Logisticare, Inc.; Analytika, Inc.; and Card Systems, Inc. Dr. Schaffer is a board certified radiologist. He received his postgraduate radiology training at the Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is a member of Alpha Omega Alpha, the national medical honor society, and is Clinical Professor of Radiology at the University of Rochester School of Medicine.


         Michael L. Sherman, M.D. has been a director of the Company since the consummation of the IPO. Since 1995, Dr. Sherman has served as the President of Advanced Radiology, P.A., one of the initial radiology practices. From 1986 to 1995, Dr. Sherman served as the Managing Partner of Drs. Copeland, Hyman & Shackman. Dr. Sherman is a board certified radiologist. Dr. Sherman received his M.D. from the University of Maryland Medical School and his A.B. in history and pre-medicine from Duke University.




         Mark L. Wagar is Chairman, President and Chief Executive Officer of the Company. Mr. Wagar was appointed President and Chief Executive Officer of the Company in May 1998. He was appointed a director of the Company in June 1998. Previously, he served as President and Chief Operating Officer of MedPartners, Inc., a publicly-traded physician practice management company providing management and administrative services to multispecialty, emergency, radiology, and other medical groups, as well as pharmacy and disease management services. Mr. Wagar joined MedPartners through its acquisition of Mullikin Medical Enterprises in 1995 where he was Chief Operating Officer. Prior to Mullikin, he was President of CIGNA HealthCare of California. With over 25 years of healthcare experience, Mr. Wagar has served in a variety of public and private for-profit companies as well as in several not-for-profit hospitals. He received his B.A. from The Ohio State University in 1973 and a Masters of Science in healthcare administration in 1976 from The Ohio State University.


         There is no family relationship among any of the nominees or between any director or executive officer of the Company.

         Since July 1998, the Board has consisted of six directors. Although the Company has not identified any candidate to serve as a director (other than those nominated herein) and although the Company does not have any current intention of expanding the Board, the Company may increase the size of the Board from time to time. These actions likely would be accomplished through Board action rather than through a special meeting of Stockholders.

         The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the nominees for director named above.

        THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR
                             DIRECTOR NAMED ABOVE.


                      MEETINGS OF DIRECTORS AND COMMITTEES

         The business of the Company is managed under the direction of the Board. The Board meets to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met five times during fiscal year 1998. During fiscal year 1998, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period, except John Colloton.

         The Board has established Audit, Compensation and Stock Plan Administration, Executive and Acquisition Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during fiscal year 1998 are described below. The Board does not have a standing nominating committee.

         Audit Committee. The Board has a standing Audit Committee which provides the opportunity for direct communications between the independent public accountants and the Board. The Audit Committee meets with the certified public accountants periodically to review their effectiveness during the annual audit program and to discuss the Company's internal control policies and procedures. The members of the Audit Committee are Messrs. Colloton and Pappajohn and Dr. Chafen. The Audit Committee met four times during fiscal year 1998.

         Compensation and Stock Plan Administration Committee. The Board also has a standing Compensation and Stock Plan Administration Committee (the "Compensation Committee") that provides recommendations to the Board regarding salaries and other compensation of executive officers of the Company. The members of the Compensation Committee are Mr. Colloton and Drs. Schaffer and Sherman. The Compensation Committee met two times during fiscal year 1998.


         Executive Committee. The Executive Committee exercises all of the powers of the Board between meetings of the Board, except such powers as are reserved to the Board by law. The members of the Executive Committee are Messrs. Pappajohn, Colloton and Wagar and Drs. Schaffer, Sherman and Chafen. The Executive Committee met once during fiscal year 1998.


         Acquisition Committee. The Board has a standing Acquisition Committee which evaluates certain acquisition proposals regarding radiology practices, management service organizations, imaging centers and related businesses. The members of the Acquisition Committee are Messrs. Pappajohn and Wagar and Dr. Sherman. The Acquisition Committee did not meet during fiscal year 1998; the full Board considered the acquisition proposals during 1998.


             PROPOSAL II: AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Board has recommended that the Company's Restated Certificate of Incorporation (the "Certificate") be amended to authorize the Board to adopt, alter or amend the Company's Amended and Restated Bylaws (the "Bylaws"). The amendment would be made to Article VII of the Certificate, which currently provides as follows:

                  The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

         If the proposed amendment is approved by the stockholders, Article VII of the Certificate will provide as follows:

                  The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. In furtherance and not in limitation of the Board's power to manage the business and conduct the affairs of the Corporation, the Board shall have the power, upon the affirmative vote of at least a majority of the Directors then serving, to adopt, amend or repeal from time to time the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote thereon to adopt, amend or repeal the Bylaws. Notwithstanding the foregoing, the Board shall not have the power to alter, amend or repeal the second or third sentences of the first paragraph of Article III, Section 2 of the Bylaws regarding the composition of the Board, or any other Bylaw (or Article or Section thereof) that expressly provides that it cannot be altered, amended or repealed by the Board.

         The Delaware General Corporation Law (the "DGCL") authorizes a Delaware corporation to empower its board to adopt, amend or repeal the corporation's bylaws. The DGCL further provides that granting this power to a corporation's board of directors does not divest the corporation's stockholders of this power and does not limit such stockholders' power to adopt, amend or repeal bylaws.

         The Company's Bylaws currently can be altered and amended, and new Bylaws can be adopted, only by the Company's stockholders. If the Certificate is amended as proposed, the Board also will have the power to adopt, amend or repeal the Company's Bylaws. Whether or not the proposed amendment is adopted, the Company's stockholders will continue to have such power.

         Article IX of the Company's Bylaws provides that the Bylaws can be altered, amended or repealed, and new Bylaws can be adopted, by the holders of a majority of the outstanding voting shares of the Company or by the Board, when such power is conferred upon the Board by the Certificate. The proposed amendment to the Certificate would constitute the grant of power referred to in
Article IX of the Bylaws.

PURPOSES AND EFFECTS OF THE PROPOSED AMENDMENT

         The Board is proposing the proposed amendment to the Certificate to facilitate the Board's management of the business and affairs of the Company. Although the Company's stockholders currently have the power to adopt, amend or repeal Bylaws, the exercise of this power can occur only at an annual stockholders' meeting or at a special meeting called for that purpose. If the Company proposed a Bylaw amendment, the Company would be required to prepare and distribute a proxy statement relating to the proposed amendment. To ensure approval of a proposed Bylaw amendment, the Company also might be required to engage a third-party proxy solicitor. The Company would incur expenses in calling and holding the meeting, in preparing the proxy statement and in engaging the services of a third-party proxy solicitor (if necessary).

         The Board believes that the process required for stockholder approval of Bylaw changes could impose unnecessary expense and delay on the Company and could adversely affect the Company's ability to change the Bylaws from time to time to address changed circumstances. The Board further believes that granting such power to the Board would permit the Board to change the Bylaws on a timely basis without incurring expenses relating to the stockholder proxy solicitation process.

         The Board believes that most Delaware corporations grant to their boards of directors the power to adopt, alter or amend their bylaws. The Board further believes that Article IX of the Company's Bylaws, discussed above, indicates that the Company's founders contemplated that the Board would have this power.


         The proposed amendment to the Certificate would prohibit the Board from altering, amending or repealing the second and third sentences of Article III,
Section 2 of the Bylaws. The second sentence of this Bylaw provides that if the Board consists of seven directors, then at least two must be licensed physicians who, at the time of nomination, perform professional medical services for or on behalf of a radiology practice management services organization, diagnostic imaging center or other related business that the Company has acquired. The third sentence provides that the Board must include at least three such physician directors if the Board has nine members. The Board currently consists of six directors, three of whom are physician directors as described in Article III, Section 2 of the Bylaws. There can be no assurance that the Company's stockholders will not alter, amend or repeal these Bylaw provisions or elect directors who are not physician directors.


         The proposed amendment to the Certificate also would prohibit the Board from altering, amending or repealing any Bylaw (or Article or Section thereof) that expressly provides that it cannot be altered, amended or repealed by the Board. This prohibition would prevent the Board from taking action to change or eliminate certain Bylaws, including a Bylaw amendment that is proposed to be adopted by the Board if the amendment to the Certificate is adopted at the Annual Meeting. See " - Anticipated Bylaw Amendment" below.

EFFECTIVE TIME OF THE PROPOSED AMENDMENT

         The proposed amendment would become effective upon filing Articles of Amendment to the Certificate with the Secretary of State of the State of Delaware. The Company anticipates that such filing would be made promptly following adoption of the proposed amendment at the Annual Meeting of Stockholders. Accordingly, the Company anticipates that if the proposed amendment is adopted, it would become effective on the date of the Annual Meeting of Stockholders.

POSSIBLE ANTITAKEOVER EFFECTS

         Although the Board is not proposing the amendment of the Certificate for antitakeover purposes, the proposed amendment could increase the ability of the Board to resist an unsolicited offer to acquire the Company or to resist a stockholder's efforts to call a special meeting at which a new Board might be elected. For example, a Board could amend the Bylaws to require advance notification of stockholder proposals to be considered at meetings of the stockholders, to extend the notice period required for stockholders to call a special meeting of stockholders or to increase the percentage of stockholders required to call a special meeting of stockholders. The stockholders could amend the Bylaws to override Bylaw changes made by the Board, but such changes could delay an unsolicited acquisition or other action that required a change in the composition of the Board. The Board does not have any current intention of adopting or amending the Bylaws for antitakeover purposes.

ANTICIPATED BYLAW AMENDMENT

         If the proposed amendment is adopted at the Annual Meeting of Stockholders, the Chairman of the Board will present the following Bylaw regarding the Company's Physician Advisory Board (the "Advisory Board") for adoption by the Board at the annual meeting of the Board to be held immediately after the Annual Meeting of Stockholders. Management understands that a majority of the Directors have expressed their intention to vote in favor of this Bylaw amendment.

                                    ARTICLE X

                            PHYSICIAN ADVISORY BOARD

                  The Company shall establish and maintain a Physician Advisory Board. The purpose of the Physician Advisory Board shall be to advise the Company's Board and management with respect to issues and matters affecting physicians, the Company's services to physicians and affiliated practices and the enhancement of patient services and satisfaction. The size, scope of activities and the process for the selection of members of the Physician Advisory Board shall be determined from time-to-time by the Company's Board. The Physician Advisory Board shall not be qualified or authorized to engage in any activity which may be construed or deemed to constitute the practice of medicine by the Company. The Chairman of the Physician Advisory Board will provide a written or oral report to the Company's Board at the request of the Company's Chairman of the Board. This Article X shall not be altered, amended or repealed by the Company's Board of Directors.


         The primary focus of the Advisory Board is to enhance the quality of services provided by the Company, its imaging centers and its radiology practices. The Advisory Board currently consists of 11 practicing physicians from the radiology practices and serves as a forum in which its members discuss and make recommendations regarding clinical applications, practice protocols, appropriateness criteria, utilization guidelines, best practices and managed care issues. Recommendations are communicated to all radiology practice physicians. However, the adoption of such recommendations is at the discretion of the radiology practices.

         The anticipated Bylaw amendment will be proposed to ensure that the Advisory Board is retained as a component of the Company's efforts to improve the quality of its services and of the services provided by the radiology practices. Some radiologists who are stockholders have expressed concern that, although the Company currently has the Advisory Board, there is no Bylaw requiring that the Company continue to maintain such a board or to name members to the Advisory Board and that the Advisory Board continue to function as an advisory group to the Company and the radiology practices.

         The anticipated Bylaw amendment will provide that it cannot be altered, amended or repealed by the Board. However, this Bylaw amendment can be altered, amended or repealed by the affirmative vote of not less than a majority of the stockholders entitled to vote who are present (in person or by proxy) at a meeting of stockholders. There can be no assurance that the stockholders will not amend this Bylaw at a future time.

                 THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO
                             AMEND THE CERTIFICATE.


         PROPOSAL III: AMENDMENT OF THE COMPANY'S 1996 STOCK OPTION PLAN


GENERAL

         The Company's 1996 Stock Option Plan (the "Plan") was adopted by the Board on May 1. 1996 and subsequently approved by the stockholders, and a total of three million (3,000,000) shares of Common Stock were initially reserved thereunder.

         The Board believes that it is in the Company's best interest to amend the Plan and increase the number of shares reserved for issuance thereunder so that the Company may attract and retain high quality employees necessary to build the Company's infrastructure and continue to provide ongoing incentives to the Company's employees in the form of options to purchase the Company's Common Stock.

         The Plan provides for the granting to employees of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of nonstatutory options to employees, directors and consultants.

PURPOSE

         The principal purpose of the Plan is to provide equity incentives to the Company's employees, consultants and non-employee directors by enabling them to participate in the Company's success and to encourage the participants' continued service to the Company.

ADMINISTRATION

         The Plan may be administered by the Board or by a committee, and is currently being administered by the Compensation Committee (the "Plan Administrator"). Grants of options under the Plan shall be made by the Board or a committee. No member of the Board or committee may vote on any option to be granted him or take part in any consideration of the Plan as it may apply to him. Grants of options to directors who are employees may be made by the Board if a majority of the directors are "disinterested persons" or by a committee consisting of two or more "disinterested persons," and grants of options to non-employee directors may be made only as described in the "Eligibility" section below. The interpretation and construction of any provision of the Plan is within the sole discretion of the Board or committee, whose determination is final and conclusive. Members of the Board or committee receive no additional compensation for their services in connection with the administration of the Plan. Copies of the Plan are available upon request at the Company's principal executive offices.

ELIGIBILITY

         The Plan provides that options may be granted to employees (including officers and directors who are also employees), consultants of the Company or any parent or majority-owned subsidiary and non-employee directors. Incentive stock options may be granted only to employees. The Plan Administrator selects the optionees and determines the number of shares to be subject to each option and the time or times at which shares become exercisable under the option. In making such determination, the duties and responsibilities of the employee or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors are taken into account. Generally, such options become exercisable or "vest" in a series of installments over the period that the optionee remains in the Company's service. The exercise schedule applicable to each option is determined by the Plan Administrator. Each option may be exercised only to the extent it is vested.

AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS

         The Plan contains an "Automatic Option Grant Program" which provides for automatic grants of non-qualified options to purchase 30,000 shares of Common Stock to non-employee directors at the time a director is first elected or appointed as a non-employee director, which vest with respect to 10,000 shares on the first anniversary of the date of the grant and the remaining shares become exercisable in 24 equal monthly installments over the next 24 months, provided that such person continues to serve as a director of the Company. In addition, upon expiration of the 36-month period following the initial option grant to such non-employee director, such non-employee director shall automatically be granted at each annual stockholders meeting a non-qualified option to purchase 10,000 shares of Common Stock vesting over a term of 12 months. Each such option entitles the director to purchase shares of Common Stock vesting over a term of 12 months. Each such option entitles the director to purchase shares of Common Stock at an exercise equal to the fair market value of the Common Stock on the automatic grant date. Each option shall have a ten year term measured from the automatic grant date.

TERMS OF OPTIONS


         The terms of options granted under the Plan (other than options granted to non-employee directors as described in the "Automatic Grants to Non-Employee Directors" section above (the "Non-employee Director Options")) are determined by the Plan Administrator. Each option granted under the Plan is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions.


         (a) Exercise of Option. Options under the Plan generally become exercisable as to one sixtieth (1/60th) of the underlying shares after each month from the date of grant.

         An option granted under the Plan is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. Payment for shares issued upon exercise of an option may consist of cash, check, or in other shares of the Company's Common Stock or any combination of such methods of payment, or such other consideration and method of payment as is permitted under the DGCL.

         (b) Exercise Price. The per share exercise price of options granted under the Plan (other than Non-employee Director Options) is determined by the Plan Administrator and, in the case of incentive stock options, may not be less than one hundred percent (100%) of the fair market value on the date of grant. However, in the case of incentive stock options granted to an optionee who owns more than ten percent (10%) of the voting power or value of all classes of stock of the Company, the per share exercise price must not be less than one hundred ten percent (110%) of the fair market value on the date of grant. The exercise price of nonstatutory options may be less than one hundred percent (100%), but shall be no less than eighty-five percent (85%), of the fair market value of the

Company's Common Stock on the date of grant. For so long as the Company's Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market System ("NASDAQ NMS"), the fair market value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange on the date of grant of the option, as reported in The Wall Street Journal or such source as the Plan Administrator deems reliable.


         (c) Termination of Status as an Employee, Consultant or Non-employee Director. If the optionee's employment or consulting relationship with the Company or status as a non-employee director is terminated for any reason (other than death or disability), options may be exercised for a period of time not exceeding thirty-six (36) months (as is determined by the Plan Administrator and set forth in the option agreement) after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the date of such termination.


         (d) Death or Disability of Optionee. Options may be exercised for a period of time not exceeding thirty-six (36) months (as is determined by the Plan Administrator and set forth in the option agreement) following termination because of a permanent and total disability or by the employee's estate after his or her death.

         (e) Term and Termination of Options. Options granted under the Plan may have a term of ten (10) years. No option may be exercised by any person after the expiration of its term. In the case of an incentive stock option granted to an optionee who, immediately before the grant of such option, owns more than ten percent (10%) of the voting power or value of all classes of stock of the Company, the term of such incentive stock option may not exceed five (5) years.

         (f) Non-Transferability of Options. An option generally is not transferable by the optionee, other than by will or the laws of descent or distribution, and is exercisable during the optionee's lifetime only by the optionee. However, a nonstatutory option may be structured so that the option can be assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more of the optionee's family members. The terms applicable to any assigned portion of any option shall be the same as the terms in effect for the option immediately before the assignment. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

         (g) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

CHANGES IN CAPITALIZATION

         In the event of a change, such as a stock split or stock dividend payable in Common Stock, is made in the Company's capitalization, which results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustment shall be made in the option price and number of shares subject to outstanding options. Appropriate adjustment will also be made in the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no options have yet been granted or which have been returned to the Plan upon cancellation of an option. Such adjustments shall be made by the Board, whose determination shall be final and conclusive, subject to any required action by the stockholders of the Company.

         In the event of a merger or consolidation of the Company with or into another corporation, a dissolution or liquidation of the Company, or a proposed sale of all or substantially all of the assets of the Company, all outstanding options shall immediately vest and become fully exercisable immediately prior to the effective date of the event. However, options will not immediately vest and become fully exercisable if (i) the outstanding options shall be assumed or a comparable option shall be substituted by such successor corporation (or a parent or subsidiary of such successor corporation) or (ii) the option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the event on the shares and provides for a subsequent payout in accordance with the same vesting/exercise schedule applicable to the options. The Plan Administrator has the discretionary authority either in advance of a Change of Control of the Company (as defined in the Plan) or at the time of a Change of Control to make any outstanding options immediately vest and become fully exercisable.

         With respect to the Automatic Option Grant Program, all outstanding options shall immediately vest and become fully exercisable immediately in the event of a merger or consolidation of the Company with or into another corporation, a dissolution or liquidation of the Company, a proposed sale of all or substantially all of the assets of the Company or a Change of Control of the Company. In the case of a Hostile Take-Over (as defined in the Plan), the optionee shall have thirty (30) days immediately following the Hostile Take-Over to surrender to the Company all of the optionee's outstanding options. Within the five (5) days of the surrender, the optionee shall receive a cash distribution from the Company equal to the excess of (i) the Take-Over Price (as defined in the Plan) for all of the shares subject to each surrendered option over (ii) the aggregate exercise price payable for these shares.


AMENDMENT AND TERMINATION OF THE PLAN

         The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 promulgated under the Act, or with
Section 422 of the Code or any other successor or applicable law or regulation, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as is required by the applicable law, rule or regulation. Any amendment or termination of the Plan shall not affect options already granted and unless mutually agreed otherwise between the optionee and the Plan Administrator, which agreement must be in writing and signed by the optionee and the Company.

         The Plan will continue to require stockholder approval of amendments in accordance with federal tax laws and regulations applicable to incentive stock option plans, to the extent the Company desires that the Plan continue to qualify for the grant of incentive stock options thereunder. The Code and the rules and regulations thereunder governing incentive stock option plans currently require stockholder approval for any increase in the number of shares issuable under a plan and for changes in the eligibility standards under a plan.

         In any event, the Plan shall terminate in 2006. Any options outstanding under the Plan at the time of termination shall remain outstanding until they expire by their terms.

TAX INFORMATION

         Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Code or nonstatutory options.

         Incentive Stock Options. If an option granted under the Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two (2) years after grant of the option and one (1) year after receipt of the shares by the optionee, any gain will be treated as long term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized by the optionee on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

         Nonstatutory Options. All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory option.

         The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company, with respect to the grant and exercise of options under the Plan, does not purport to be complete and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

PLAN BENEFITS

         The Company cannot now determine the exact number of options to be granted in the future to the executive officers named under "EXECUTIVE OFFICER COMPENSATION - Summary Compensation Table," all current executive officers as a group or all other employees (including current officers who are not executive officers) as a group. See "EXECUTIVE OFFICER COMPENSATION - Stock Option Grants and Exercises" for the number of stock options granted to the executive officers named in the Summary Compensation table in fiscal 1998. In fiscal 1998, options to purchase 635,000 shares of Common Stock of the Company were granted to all current executive officers shown in the Compensation Table as a group and options to purchase 792,500 shares of Common Stock of the Company were granted to all other employees (including current officers who are not executive officers) as a group.

REQUIRED VOTE

         The affirmative vote of a majority of the votes cast is required to approve the amendment to the Company's Plan.


         THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S
                            1996 STOCK OPTION PLAN.



PROPOSAL IV: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board, upon the recommendation of the Audit Committee, has appointed Arthur Andersen LLP as the independent public accountants of the Company for fiscal year 1999, subject to stockholder ratification. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

         The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Arthur Andersen LLP.

     THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT
                             OF ARTHUR ANDERSEN LLP.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of March 8, 1999 certain information with regard to the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all shares shown in the table below are held with sole voting and investment power by the person or entity indicated. See "Executive Compensation - Stock Option Grants and Exercises" for disclosures regarding options that are not currently exercisable.


                                                                                         PERCENTAGE OF
                                                                           SHARES OF      OUTSTANDING
                                                                         COMMON STOCK    COMMON STOCK
                                                                         BENEFICIALLY    BENEFICIALLY
NAME                                                                       OWNED (1)         OWNED
----                                                                     ------------    -------------
Community Radiology Associates, Inc ...................................    1,019,018           5.3%
   4110 Aspen Hill Road, Suite 200
   Rockville, MD 20853
Mark L. Wagar (2) (3) .................................................       95,666             *
Mark S. Martin (2) (4) ................................................      168,759             *
Sami S. Abbasi (2) (5) ................................................      166,666             *
Paul M. Jolas (2) (6) .................................................      128,916             *
Derace L. Schaffer, M.D. (2) (7) ......................................      655,642           3.4
John Pappajohn (2) (8) ................................................      566,458           2.9
Less T. Chafen, M.D. (2) (9) ..........................................       51,492             *
John W. Colloton (2) (10) .............................................       18,333             *
Michael L. Sherman, M.D. (2) (11) .....................................      114,639             *
All directors and executive officers as a group (nine persons) (12) ...    1,966,571           9.8%


-----------------
*        Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise or conversion of stock options or other securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding and to be beneficially owned by the person holding such option or security for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table posses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.


(2) The address of Messrs. Wagar, Martin, Abbasi, Jolas, Pappajohn and Colloton and Drs. Schaffer, Chafen and Sherman is c/o American Physician Partners, Inc., 3600 Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201.

(3) Includes 91,666 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(4) Includes 166,759 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(5) Includes 163,666 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(6) Includes 125,916 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(7) Includes exercisable options to purchase 30,000 shares of Common Stock in connection with service as a director of the Company exercisable within 60 days. Also includes 109,965 shares of Common Stock received in connection with the acquisition of the assets of, and affiliation with, Ide Imaging Group, P.C. (formerly, The Ide Group, P.C.)

(8) Includes exercisable options to purchase 30,000 shares of Common Stock in connection with service as a director of the Company exercisable within 60 days. Also includes 100,000 shares held by Halkis Ltd., a sole proprietorship owned by Mr. Pappajohn, 75,000 owned by Thebes Ltd., a sole proprietorship owned by Mr. Pappajohn's spouse, Mary Pappajohn, and 75,000 shares owned directly by Mary Pappajohn. Mr. Pappajohn disclaims beneficial ownership of the shares owned by Thebes Ltd. and by Mary Pappajohn.

(9) Includes exercisable options to purchase 14,166 share of Common Stock in connection with service as a director of the Company exercisable within 60 days. Also includes 37,326 shares of Common Stock received in connection with the acquisition of the assets of, and affiliation with, PIC Medical Group, Inc. (formerly, Pacific Imaging Consultants).

(10) Includes exercisable options to purchase 18,333 shares of Common Stock in connection with service as a director of the Company exercisable within 60 days.

(11) Includes exercisable options to purchase 39,166 shares of Common Stock in connection with service as a consultant to and a director of the Company. Also includes 75,473 shares of Common Stock received in connection with the acquisition of the assets of, and affiliation with, Advanced Radiology, P.A. (formerly, Advanced Radiology, Inc.)

(12) Includes 679,672 shares of Common Stock issuable upon exercise of options exercisable within 60 days.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), requires the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon its review of the copies of such forms received by it, the Company believes that all such reports were submitted on a timely basis during fiscal year 1998.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Set forth below is information with respect to each executive officer of the Company including their respective ages as of March 8, 1999 and the positions held with the Company.

             NAME                  AGE                  POSITION
-----------------------------     -----    ----------------------------------------
Mark L. Wagar................       47     Chairman of the Board, President, Chief
                                           Executive Officer and Director
Mark S. Martin...............       39     Senior Vice President and Chief
                                           Operating Officer
Sami S. Abbasi...............       33     Senior Vice President and Chief
                                           Financial Officer
Paul M. Jolas................       34     Senior Vice President, General Counsel
                                           and Secretary

         Officers serve pursuant to employment agreements. Set forth below is biographical information regarding each executive officer who is not a nominee for election as a director.

         Mark S. Martin has served as Chief Operating Officer and Senior Vice President of the Company since June 1996. From January 1993 through June 1996, Mr. Martin served as Executive Vice President of Practice Management Development and Support for Medaphis Physician Services Corporation, a subsidiary of Medaphis

Corporation, a publicly-traded company which provides business and information services to physicians, physician group practices and hospitals. From October 1987 through December 1992, he served as Vice President of Financial Services for CompMed, Inc., a company which provided comprehensive management and administrative services to hospital-based physicians and physician groups, with a primary emphasis on radiology. From 1982 through 1987, Mr. Martin was employed by KPMG Peat Marwick as a tax manager. Mr. Martin was licensed as a Certified Public Accountant in 1982. He received his B.A. in accounting from Capital University.

         Sami S. Abbasi has served as Chief Financial Officer and Senior Vice President of the Company since August 1996. From January 1995 through July 1996, Mr. Abbasi served as Vice President in the Health Care Group of Robertson Stephens & Company. His responsibilities included investment banking business development and transaction execution with emerging growth publicly-held and privately-held companies in the health care industry. From 1988 through January 1995, he held various positions with Citicorp Securities, Inc., including Vice President and Senior Analyst -- Health Care Group. Mr. Abbasi received his M.B.A. from the University of Rochester and his B.A. in economics from the University of Pennsylvania.

         Paul M. Jolas has served as General Counsel and Senior Vice President of the Company since August 1996 and as Secretary of the Company since October 1996. From September 1989 through July 1996, Mr. Jolas was an attorney with the law firm of Haynes and Boone, LLP in Dallas, Texas, where he practiced in the corporate finance section and was responsible for a broad range of corporate and securities transactions, including numerous initial and secondary public offerings of equity and debt securities, mergers and acquisitions and public company reporting requirements. Mr. Jolas received his J.D. from Duke University School of Law and his B.A. in economics from Northwestern University.

                             EXECUTIVE COMPENSATION


The following table shows information concerning the annual and long-term compensation for services in all capacities to the Company for fiscal years 1998, 1997 and 1996 with respect to those persons who were, during fiscal year 1998, (i) the Chief Executive Officer and (ii) the other four executive officers of the Company (collectively, with the Chief Executive Officer, the "Named Executive Officers"). Since the Company was not formed until April 30, 1996, the information for 1996 is from inception (April 30, 1996) to December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                               ANNUAL COMPENSATION (1)          SECURITIES
NAME AND                                     -----------------------------      UNDERLYING      ALL OTHER
PRINCIPAL POSITION                           YEAR      SALARY        BONUS        OPTIONS     COMPENSATION
------------------                           ----      ------        -----        -------     ------------
Mark L. Wagar ..........................     1998     $212,131     $106,800      500,000        $     --
   Chairman of the Board, President
   and Chief Executive Officer

Gregory L. Solomon(2) ..................     1998      219,231           --           --              --
   Former President and Chief ..........     1997      192,917      131,500      125,000           5,841(4)
   Executive Officer ...................     1996      142,500           --      250,000(3)        4,518(4)

Mark S. Martin .........................     1998      188,782      145,000       50,000              --
   Senior Vice President and ...........     1997      162,500      111,250       90,000           1,404(4)
   Chief Operating Officer .............     1996       84,529           --      180,000(3)       25,274(5)

Sami S. Abbasi .........................     1998      185,128      130,000       50,000              --
   Senior Vice President and ...........     1997      162,500      111,250       90,000           4,244(4)
   Chief Financial Officer .............     1996       66,667           --      180,000(3)        5,619(6)

Paul M. Jolas ..........................     1998      149,038      110,000       35,000              --
   Senior Vice President, ..............     1997      140,833       80,500       70,000           1,806(4)
   General Counsel and Secretary .......     1996       58,333           --      140,000(3)          945(4)


(1) Perquisites are not included since the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus, in accordance with regulations promulgated by the Commission; therefore, the Other Annual Compensation Column has not been included in this table.

(2) Mr. Solomon served as President and Chief Executive Officer of the Company until May 20, 1998.


(3) 25% of the options granted in 1996 were cancelled in connection with the IPO. Upon completion of the IPO, the Company granted to each such Named Executive Officer options to purchase twice the number of shares of Common Stock and with the same vesting period as the options that were cancelled and with an exercise price equal to the IPO price.


(4) Represents amount of health insurance premiums reimbursed by the Company.

(5) Represents amount of health insurance premiums and $24,399 in relocation expenses reimbursed by the Company.

(6) Represents amount of health insurance premiums and $4,103 in relocation expenses reimbursed by the Company.


Stock Option Grants and Exercises

         The following table sets forth certain information concerning options granted in fiscal year 1998 to the Company's Named Executive Officers. The Company had outstanding 2,113,998 options for the purchase of Common Stock as of December 31, 1998. The Company has no outstanding stock appreciation rights and granted no stock appreciation rights during fiscal year 1998.

                        OPTION GRANTS IN FISCAL YEAR 1998

                                                INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                                NUMBER OF                                                     VALUE AT ASSUMED
                               SECURITIES    PERCENT OF TOTAL                              ANNUAL RATES OF STOCK
                               UNDERLYING     OPTIONS GRANTED EXERCISE OR                  PRICE APPRECIATION FOR
                                 OPTIONS       TO EMPLOYEES   BASE PRICE                        OPTION TERM (2)
          NAME                 GRANTED (1)    IN FISCAL YEAR  ($/SH) (1)  EXPIRATION DATE    5% ($)         10% ($)
          ----                 -----------    --------------  ----------  ---------------  ----------     ----------
Mark L. Wagar ...........        500,000         35.2%           $8.75        05/20/08     $2,751,414     $6,972,623

Gregory L. Solomon ......             --          0.0               --              --             --             --

Mark S. Martin ..........         50,000          3.5             8.75        05/20/08        275,141        697,262

Sami S. Abbasi ..........         50,000          3.5             8.75        05/20/08        275,141        697,262

Paul M. Jolas ...........         35,000          2.5             8.75        05/20/08        192,599        488,084

---------------

(1) The option exercise price may be paid in shares of Common Stock owned by the Named Executive Officer, in cash, or in any other form of valid consideration as determined by the Compensation Committee in its discretion.

(2) The dollar amounts in these columns represent the potential realizable value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price of Common Stock appreciates in value from the date of grant at assumed annual rates of 5% and 10% (compounded annually) until the end of the ten (10) year term. These assumed rates of appreciation are prescribed by the rules and regulations of the Commission, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods.

         The following table sets forth certain information concerning options exercised in fiscal year 1998 by the Named Executive Officers.

         AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND YEAR-END VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                        SHARES                                    OPTIONS AT             IN-THE-MONEY OPTIONS AT
                       ACQUIRED                               FISCAL YEAR-END (#)       FISCAL YEAR-END ($) (3)
                          ON              VALUE          ---------------------------  ---------------------------
NAME                  EXERCISE (#) (1)REALIZED ($) (2)   EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----                  ------------ -------------------   ------------  -------------  -----------   -------------
Mark L. Wagar .......        --                --            58,333       441,667      $     --        $     --
Gregory L. Solomon ..   109,756          $878,048                --            --            --              --
Mark S. Martin ......     2,000            12,375           151,153       121,847       534,551         288,387
Sami S. Abbasi ......     3,000            18,563           148,571       123,429       522,491         294,259
Paul M. Jolas .......     1,000             6,188           114,434        92,566       402,256         228,869

----------------

(1)      Includes all exercises during calendar year 1998.

(2) The value realized equals the fair market value of the Common Stock acquired on the date of exercise minus the exercise price.

(3) Based on the closing price of the Common Stock of $6.3125 per share, as of December 31, 1998, less the option exercise price. There is no guarantee that if and when these options are exercised they will have this value.

   Employment Contracts

         The Company has employment agreements with Messrs. Wagar, Martin, Abbasi and Jolas, each of whom receive annual salaries at the rate of $400,000, $235,000, $235,000 and $180,000, respectively. Each employment agreement has a term of one year with automatic successive one-year renewal periods. Each employment agreement provides that in the event of a termination of employment by the Company (i) other than for cause, (ii) upon disability or (iii) upon voluntary termination by employee due to an adverse change in duties, such employee shall be entitled to receive from the Company a payment equal to one-half of the amount of such employee's then current annual base salary to be paid in one lump sum (plus up to an additional six months of annual base salary to be paid on a monthly basis under certain circumstances), plus a payment for all accrued but unpaid wages and expense reimbursements. Such employment agreements provide that in the event such employee's employment terminates following a change in control transaction (as defined in such employment agreements) of the Company, the Company shall pay such employee two times such employee's then current annual base salary. Each such employment agreement contains a covenant-not-to-compete with the Company for a period of one year following termination of employment.

   Compensation of Directors

         Pursuant to the Company's Amended and Restated Bylaws, the members of the Board may be compensated in a manner and at a rate determined from time to time by the Board. Directors who are employees of the Company do not receive additional compensation for service as a director. Under the Company's 1996 Stock Option Plan, Directors who are not employees of the Company receive options to purchase 10,000 shares of Common Stock per year of service and $1,000 for each Board meeting attended in person and $500 for attendance via telephone. Directors are paid $500 for each committee meeting attended and $250 for attendance via telephone, unless such committee meeting is held on the same day as a Board meeting.

                        REPORT ON EXECUTIVE COMPENSATION

   Compensation Philosophy

         The Compensation Committee is composed of independent directors who are not employees of the Company and who qualify as disinterested persons for purposes of Section 16(b) under the Act. The Compensation Committee is responsible for reviewing all aspects of the Company's executive compensation programs and administering the Company's 1996 Stock Option Plan. In addition, the Compensation Committee is responsible for reviewing and recommending to the Board policies and programs for the development of management personnel and management structure and organization. In fiscal year 1998, the members of the Compensation Committee were Mr. Colloton and Drs. Schaffer and Sherman. The Compensation Committee meets during the first quarter of the fiscal year to establish target base compensation levels for the Company's executive officers for that year and to finalize bonuses for the previous fiscal year or make a recommendation on such compensation issues to the Board.

         The Compensation Committee believes that compensation for the Company's employees, including the Named Executive Officers, must be in amounts sufficient to attract, retain and motivate employees, while at the same time maintaining a reasonable relationship to the Company's financial performance. Moreover, the Compensation Committee believes that compensation decisions should foster career opportunities for, and aid the development of, employees and encourage and reward employees who put the Company's interests ahead of their own.

         The Company's compensation philosophy is based on the following general principles:

         o Achieve compensation levels for employees through base salaries and bonuses (based on Company and individual performance) to be able to attract and retain the most qualified executives.

         o Align employees' and stockholders' interests in maximizing stockholder value through the granting of options to purchase Common Stock of the Company.

   Compensation of the Chairman of the Board and Chief Executive Officer and the Other Executive Officers

         The Company's employment agreements with Messrs. Martin, Abbasi and Jolas were entered into in 1996 and were amended in 1999. These agreements establish the base salaries and provide for bonuses determined by the Compensation Committee. The Company entered into an employment agreement with Mr. Wagar on May 20, 1998, upon his appointment as President and Chief Executive Officer of the Company. Mr. Wagar's employment agreement establishes a base salary and provides for bonuses determined by the Compensation Committee and a pre-determined bonus on the first anniversary of employment with the Company.

         The Company has in place a bonus plan pursuant to which the executive officers of the Company and certain key employees whose responsibilities and activities are closely connected to the Company's overall performance will be entitled to receive cash bonuses based on the overall performance of the Company as well as the employee's individual responsibilities, performance and contribution to the Company's overall performance. To date, cash bonuses are calculated as a percentage of each eligible employee's base salary and are at the discretion of the Compensation Committee or the Board.

         In fiscal year 1998, the Board approved grants of stock options to Messrs. Wagar, Martin, Abbasi and Jolas. In determining the number of shares to grant under these stock options, the Compensation Committee took into account the Company's performance, individual job performance, employee morale, physician satisfaction and the Company's desire to retain Messrs. Wagar, Martin, Abbasi and Jolas and to honor previous commitments to these individuals. No specific weights were assigned to any of these factors.

MEMBERS OF THE COMPENSATION COMMITTEE

John W. Colloton
Derace L. Schaffer, M.D.
Michael L. Sherman, M.D.

   Deductibility of Compensation

         Section 162(m) of the Internal Revenue Code limits the tax deduction of a public company to $1,000,000 for compensation paid to its chief executive officer or any of its four other highest paid officers. The Company has not adopted a policy with respect to executive compensation in excess of $1,000,000 a year.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                            IN COMPENSATION DECISIONS

         Mr. Colloton and Drs. Schaffer and Sherman comprise the Compensation Committee. None of the foregoing individuals serving on the Compensation Committee are or have been officers or employees of any entity on which any executive officer of the Company or its subsidiaries serves as a director or a member of the compensation committee.

                              CERTAIN TRANSACTIONS



         The Company and Michael L. Sherman, M.D., a director and a director nominee of the Company, entered into a consulting agreement in August 1996. On January 26, 1998, the Company granted Dr. Sherman 5,000 options with an exercise price of $12.00 per share. Dr. Sherman receives annual compensation of $100,000 pursuant to the consulting agreement. The Company also agreed to nominate Dr. Sherman for election to the Board at the 1998 and 1999 annual meetings of stockholders.


         During fiscal year 1998, Advanced Radiology, P.A., Ide Imaging Group, P.C. and PIC Medical Group, Inc. paid the Company $43,774,250, $19,389,823, and $8,407,082 in service fees pursuant to the service agreements between the Company and each respective practice.


                              STOCKHOLDER PROPOSALS


         Pursuant to the rules of the Commission, in order for stockholder proposals to receive consideration for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting of Stockholders, such proposals must be received by the Company at its principal executive offices no later than December 21, 1999. Such proposals should be directed to American Physician Partners, Inc., 3600 Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201,
Attention: Chief Executive Officer. We will consider a stockholder proposal submitted outside Rule 14a-8 untimely if we receive the proposal after February 27, 2000.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the Common Stock over the period commencing November 21, 1997 (the first day after the effective date of the IPO) and ending December 31, 1998, with PPM Industry Index, Single Specialty PPM Index and the S&P 500. Each index assumes $100 invested at the close of trading on November 21, 1997 and reinvestment of dividends. The Company believes that the information provided has only limited relevance due to the very short period of time during which the Company has been public.



                                                                      AMERICAN
           MEASUREMENT PERIOD                                         PHYSICIAN      PPM INDUSTRY   SINGLE SPECIALTY
          (FISCAL YEAR COVERED)                                      PARTNERS, INC.    INDEX           PPM INDEX          S&P 500
                11/21/97 .........................................       100.0%        100.0%            100.0%            100.0%
                12/31/97 .........................................        95.6          95.5             100.4             106.4
                12/31/98 .........................................        59.4          24.6              61.8             128.6


                                                                      11/21/97          12/31/97          12/31/98
                                                                      --------          --------          --------
APPM .......................................................          $100.00           $ 95.55           $ 56.74
PPM Industry Index .........................................           100.00             95.47             23.50
Single Specialty PPM Index .................................           100.00            100.39             61.99
S & P 500 ..................................................           100.00            106.43            136.85



                                    [CHART]

                                     GENERAL

         The 1998 Annual Report to Stockholders, which includes the Company's Report on Form 10-K, has been mailed to the stockholders with this mailing. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibit(s). Any request for exhibits should be in writing addressed to Paul M. Jolas, General Counsel, Senior Vice President and Secretary, American Physician Partners, Inc., 3600 Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201. The Annual Report does not form any part of the material for the solicitation of proxies.

         The expense of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegram. The Company may request brokers, dealers or other nominees to send proxy materials to and obtain proxies from their principals and the Company may reimburse such persons for their reasonable expenses.

                                 OTHER BUSINESS

         Management knows of no other matter that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.


                                             BY ORDER OF THE BOARD OF DIRECTORS,




                                             /s/ Paul M. Jolas
                                             -----------------------------------
                                             Paul M. Jolas
                                             General Counsel, Senior Vice
                                             President and Secretary

Dallas, Texas
April 12, 1999

                        AMERICAN PHYSICIAN PARTNERS, INC.
                                3600 CHASE TOWER
                                2200 ROSS AVENUE
                              DALLAS, TEXAS 75201


                  ANNUAL MEETING OF STOCKHOLDERS - MAY 5, 1999

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned stockholder(s) of American Physician Partners, Inc., a Delaware corporation (the "Company"), hereby appoints Mark L. Wagar and Paul M. Jolas, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201, at 10:30 A.M., local time, on Wednesday, May 5, 1999, and at any adjournment thereof.


                          (continued on reverse side)




                             *FOLD AND DETACH HERE*

                                                          Please mark
                                                          your votes as [X]
                                                          indicated in
                                                          this example




   Election of Directors

                              WITHHOLD         NOMINEES:  Less T. Chafen, M.D.; John W. Colloton;    Ratification of the appoint-
      FOR all nominees       AUTHORITY                    John Pappajohn; Derace L. Schaffer,        ment of Arthur Andersen LLP
    listed to the right    to vote for all                M.D.; Michael L. Sherman, M.D.;            as independent auditors of the
    (except as marked      nominees listed                and Mark L. Wagar                          Company for the fiscal year
      to the contrary)      to the right                                                             ending December 31, 1999.
                                               INSTRUCTION: To withhold authority to vote for
           [ ]                   [ ]           any individual nominee, write that nominee's
                                               name in the space provided below.                           FOR  AGAINST ABSTAIN

                                               ---------------------------------------------------          [ ]   [ ]     [ ]

    Amend the Company's Restated Certificate of Incorporation       Amend the Company's 1996 Stock   In their discretion, such
    to authorize the Board of Directors to adopt, alter or amend    Option Plan to increase the      attorneys-in-fact and proxies
    the Company's Amended and Restated Bylaws.                      number of shares reserved for    are authorized to vote upon
                                                                    issuance thereunder by           such other business as
                    FOR  AGAINST ABSTAIN                            1,000,000 shares.                properly may come before
                                                                                                     the meeting.
                     [ ]   [ ]     [ ]                                   FOR  AGAINST ABSTAIN

                                                                         [ ]    [ ]     [ ]

                                                                      -----          I will   [ ]  will not  [ ]  be attending
                                                                          -                                       the meeting
                                                                          -
                                                                          -          YOU ARE REQUESTED TO COMPLETE, DATE, SIGN,
                                                                                     AND RETURN THIS PROXY PROMPTLY, ALL JOINT
                                                                                     OWNERS MUST SIGN, PERSONS SIGNING AS
                                                                                     EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                                                                     CORPORATE OFFICERS, OR IN OTHER
                                                                                     REPRESENTATIVE CAPACITIES SHOULD SO
                                                                                     INDICATE.


                                                                                     Date:                                    1999
                                                                                          ------------------------------------,


                                                                                     ---------------------------------------------
                                                                                     Signature

                                                                                     ---------------------------------------------
                                                                                     Signature




                                               o FOLD AND DETACH HERE o
